Exhibit 10.6

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT dated as of March 11, 2014 (this “Agreement”) by and among Intellicell Biosciences, Inc., a Nevada corporation (the “Parent”), Intellicell Biosciences, Inc., a New York corporation (“Intellicell”), ICBS Research Corp., a New York corporation (“ICBS”), and Tech-Stem, Inc., a New York corporation (“Tech Stem” and collectively with the Parent, Intellicell and ICBS, the ”Grantors” and each, a “Grantor”), in favor of YA Global Master SPV, Ltd. and its successors and assigns (the “Secured Party”).

RECITALS:

WHEREAS, the Secured Party and the Parent have entered into a Securities Purchase Agreement dated as of the date hereof (the “Securities Purchase Agreement”) pursuant to which the Secured Party will purchase from the Parent a Secured Convertible Debenture (the “Debenture”) in the original principal amount of Two Million One Hundred Thousand and 00/100 Dollars ($2,100,000) and warrants for the purchase of the Parent’s common stock;

WHEREAS, it is a condition precedent to the effectiveness of the Securities Purchase Agreement and the transactions contemplated thereby that the Grantors execute and deliver this Agreement; and

WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, such Grantor.

NOW THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

SECTION 1. Definition of Certain Terms Used Herein.  Unless the context otherwise requires, all capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Debenture or Security Agreement, as applicable. In addition, as used herein, the following terms shall have the following meanings:

“Copyrights” shall mean all copyrights, copyright applications and like protections in each work of authorship or derivative work thereof of the Grantors, whether registered or unregistered, whether published or unpublished and whether or not constituting a trade secret, including, without limitation, the United States copyright registrations listed on EXHIBIT A annexed hereto and made a part hereof, together with any goodwill of the business connected with, and symbolized by, any of the foregoing.

“Copyright Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right under any Copyright, including, without limitation, the agreements listed on EXHIBIT A annexed hereto and made a part hereof.

“Copyright Office” shall mean the United States Copyright Office or any other federal governmental agency which may hereafter perform its functions.

“Event of Default” shall have the meaning ascribed thereto in the Debenture.

“IP Collateral” shall have the meaning assigned to such term in SECTION 2 of this Agreement.
“Licenses” shall mean, collectively, the Copyright Licenses, Patent Licenses, Trademark Licenses, and any other license providing for the grant by or to any Grantor of any right under any IP Collateral.

“Obligations” shall mean any and all debts, liabilities, obligations, covenants and duties owing by any Grantor to the Secured Party, whether now existing or hereafter arising, of every nature, type, and description, whether liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, or contingent, and whether or not evidenced by a note, guaranty, or other instrument, and any amendments, extensions, renewals or increases thereof, including, without limitation, all those under (i) the Securities Purchase Agreement, the Debenture, this Agreement and the other Transaction Documents; (ii) any agreement, instrument or document related to the Transaction Documents; or (iii) any other or related documents, and including any interest accruing thereon after insolvency, reorganization or like proceeding relating to the Grantors, whether or not a claim for post-petition interest is allowed in such proceeding, and all reasonable costs and expenses of the Secured Party incurred in the enforcement, collection or otherwise in connection with any of the foregoing, including, but not limited to, reasonable attorneys’ fees and expenses and all obligations of the Grantors to the Secured Party to perform acts or refrain from taking any action.

“Patents” shall mean all patents and applications for patents of the Grantors, and the inventions and improvements therein disclosed, and any and all divisions, revisions, reissues and continuations, continuations-in-part, extensions, and reexaminations of said patents including, without limitation, the United States patent registrations listed on EXHIBIT B annexed hereto and made a part hereof.

“Patent Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right under any Patent, including, without limitation, the agreements listed on EXHIBIT B annexed hereto and made a part hereof.

“PTO” shall mean the United States Patent and Trademark Office or any other federal governmental agency which may hereafter perform its functions.

“Security Agreement” means that certain Security Agreement dated as of the date hereof by and among the Grantors in favor of the Secured Party.

“Trademarks” shall mean all trademarks, trade names, corporate names, Grantor names, domain names, business names, fictitious business names, trade dress, trade styles, service marks, designs, logos and other source or business identifiers of a Grantor, whether registered or unregistered, including, without limitation, the United States trademark registrations listed on EXHIBIT C annexed hereto and made a part hereof, together with any goodwill of the business connected with, and symbolized by, any of the foregoing.

“Trademark Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right under any Trademark, including, without limitation, the agreements listed on EXHIBIT C annexed hereto and made a part hereof.

“Transaction Documents” shall have the meaning ascribed thereto in the Debenture.

SECTION 2. Grant of Security Interest.  In furtherance and as confirmation of the security interest granted by the Grantors to the Secured Party under the Security Agreement, and as further security for the payment or performance in full of the Obligations, each Grantor hereby grants to the Secured Party a continuing security interest with a power of sale (which power of sale shall be exercisable only following the occurrence of an Event of Default), in all of the present and future right, title and interest of such Grantor in and to the following property, and each item thereof, whether now owned or existing or hereafter acquired or arising, together with all products, proceeds, substitutions, and accessions of or to any of the following property (collectively, the “IP Collateral”):

(a) All Copyrights and Copyright Licenses;

(b) All Patents and Patent Licenses;

(c) All Trademarks and Trademark Licenses;

(d) All other Licenses;

(e) All renewals of any of the foregoing;

(f) All trade secrets, know-how and other proprietary information; works of authorship and other copyright works (including copyrights for computer programs), and all tangible and intangible property embodying the foregoing; inventions (whether or not patentable) and all improvements thereto; industrial design applications and registered industrial designs; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases, and other physical manifestations, embodiments or incorporations of any of the foregoing, and any Licenses in any of the foregoing, and all other IP Collateral and proprietary rights;

(g) All General Intangibles connected with the use of, or related to, any and all IP Collateral (including, without limitation, all goodwill of the Grantors and its business, products and services appurtenant to, associated with, or symbolized by, any and all IP Collateral and the use thereof);

(h) All income, royalties, damages and payments now and hereafter due and/or payable under and with respect to any of the foregoing, including, without limitation, payments under all Licenses entered into in connection therewith and damages and payments for past or future infringements, misappropriations or dilutions thereof;

(i) The right to sue for past, present and future infringements, misappropriations, and dilutions of any of the foregoing; and

(j) All of the Grantors’ rights corresponding to any of the foregoing throughout the world.

SECTION 3. Protection of IP Collateral By Grantors.  Except as set forth below in this SECTION 3, each Grantor shall undertake the following with respect to each of the items described in SECTION 2:

(a) Pay all renewal fees and other fees and costs associated with maintaining the IP Collateral and with the processing and prosecution of the IP Collateral and take all other steps reasonably necessary to maintain each registration of the IP Collateral.

(b) Take all actions reasonably necessary to prevent any of the IP Collateral from becoming forfeited, abandoned, dedicated to the public, invalidated or impaired in any way.

(c) At the Grantor’s sole cost, expense, and risk, pursue the processing and prosecution of each application for registration which is the subject of the security interest created herein and not abandon or delay any such efforts.

(d) At the Grantor’s sole cost, expense, and risk, take any and all action which such Grantor reasonably deems necessary or desirable under the circumstances to protect the IP Collateral from infringement, misappropriation or dilution, including, without limitation, the prosecution and defense of infringement actions.

SECTION 4. Grantors' Representations and Warranties.  In addition to any representations and warranties contained in any of the other Transaction Documents, each Grantor represents and warrants that:

(a) EXHIBIT A is a true, correct and complete list of all United States Copyright registrations owned by the Grantors and all Copyright Licenses to which any Grantor is a party as of the date hereof.

(b) EXHIBIT B is a true, correct and complete list of all United States Patents owned by the Grantors and all Patent Licenses to which any Grantor is a party as of the date hereof.

(c) EXHIBIT C is a true, correct and complete list of all United States Trademark registrations owned by the Grantors and all Trademark Licenses to which any Grantor is a party as of the date hereof.

(d) Except as set forth in EXHIBITS A, B and C, none of the IP Collateral owned by the Grantors is the subject of any licensing or franchise agreement pursuant to which any Grantor is the licensor or franchisor as of the date hereof.

(e) It shall not transfer or otherwise encumber any interest in the IP Collateral, except for non-exclusive licenses granted by a Grantor in the ordinary course of business, as set forth in this Agreement, or Permitted Liens.

(f) It owns, or is licensed to use, all IP Collateral in connection with the conduct of its business.  No claim has been asserted and is pending by any person challenging or questioning the use by any Grantor of any of its IP Collateral, or the validity or effectiveness of any of its IP Collateral.  Each Grantor considers that the use by it of the IP Collateral does not infringe the rights of any person in any material respect.  No holding, decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of, or a Grantor’s rights in, any IP Collateral in any material respect.

(g) Performance of this Agreement does not conflict with or result in a breach of any material agreement to which any Grantor is bound;

(h) It shall give the Secured Party prompt written notice, with reasonable detail, following the occurrence of any of the following:

(i) Any Grantor’s obtaining rights to, or being issued a registration in or receiving an issuance of, any new IP Collateral, or otherwise acquiring ownership of any registered IP Collateral (other than the acquisition by a Grantor of the right to sell products containing the trademarks of others in the ordinary course of such Grantor’s business).

(ii) Any Grantor becoming entitled to the benefit of any registered IP Collateral whether as licensee or licensor (other than commercially available off the shelf computer programs, products or applications and a Grantor’s right to sell products containing the trademarks of others in the ordinary course of such Grantor’s business).

(iii) Any Grantor entering into any new Licenses with respect to the IP Collateral (other than commercially available off the shelf computer programs, products or applications and a Grantor’s right to sell products containing the trademarks of others in the ordinary course of such Grantor’s business).

(iv) Any Grantor’s knowing, or having reason to know, that any registration relating to any IP Collateral may, other than as provided in SECTION 3 above, become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the PTO, the Copyright Office or any court or tribunal) regarding a Grantor’s ownership of, or the validity or enforceability of, any IP Collateral or a Grantor’s right to register the same or to own and maintain the same.

SECTION 5. Agreement Applies to Future IP Collateral.

(a) The provisions of this Agreement shall automatically apply to any such additional property or rights described in SECTION 4(h) above, all of which shall be deemed to be and treated as “IP Collateral” within the meaning of this Agreement.  Upon the acquisition by any Grantor of any additional IP Collateral, such Grantor shall promptly deliver to the Secured Party an updated EXHIBIT A, B, and/or C (as applicable) to this Agreement and hereby authorizes the Secured Party to file, at the Grantors’ expense, such updated Exhibit as set forth in SECTION 5(b).

(b) Each Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Secured Party may reasonably request to evidence the Secured Party’s security interest in any IP Collateral (including, without limitation, filings with the PTO, the Copyright Office or any similar office), and each Grantor hereby constitutes the Secured Party as its attorney-in-fact to execute and file all such writings for the foregoing purposes, all such acts of such attorney being hereby ratified and confirmed; provided, however, that the Secured Party’s taking of such action shall not be a condition to the creation or perfection of the security interest created hereby.

(c) Each Grantor authorizes and requests that the Copyright Office and the PTO record this Agreement, and any amendments thereto or copies thereof.

SECTION 6. Grantors’ Rights To Enforce IP Collateral.  Prior to the occurrence of an Event of Default, each Grantor shall have the exclusive right to sue for past, present and future infringement of the IP Collateral, including the right to seek injunctions and/or money damages in an effort by such Grantor to protect the IP Collateral against encroachment by third parties, provided, however, that:

(a) Each Grantor provides the Secured Party with written notice of such Grantor’s institution of any legal proceedings for enforcement of any IP Collateral.

(b) Any money damages awarded or received by a Grantor on account of such suit (or the threat of such suit) shall constitute IP Collateral.

(c) Upon the occurrence of any Event of Default, the Secured Party, by notice to a Grantor, may terminate or limit any Grantor’s rights under this SECTION 6.

SECTION 7. Secured Party’s Actions To Protect IP Collateral.  In the event of:

(a) A Grantor’s failure, within ten (10) business days of written notice from the Secured Party, to cure any failure by such Grantor to observe or perform any of such Grantor’s covenants, agreements or other obligations hereunder; and/or

(b) the occurrence of any other Event of Default,

the Secured Party, acting in its own name or in that of such Grantor, may (but shall not be required to) act in such Grantor’s place and stead and/or in the Secured Party’s own right in connection therewith, including, without limitation, commencing and continuing litigation in connection with the IP Collateral.

SECTION 8. Rights Upon Event of Default.  Upon the occurrence of an Event of Default, in addition to all other rights and remedies, the Secured Party may exercise all rights and remedies of a secured party under the UCC, with respect to the IP Collateral, in addition to which the Secured Party may sell, license, assign, transfer, or otherwise dispose of the IP Collateral, subject to those restrictions to which a Grantor is subject under applicable law and by contract.  Any person may conclusively rely upon an affidavit of an officer of the Secured Party that an Event of Default has occurred and that the Secured Party is authorized to exercise such rights and remedies.  In connection with such exercise of rights, the Secured Party shall have a non-exclusive, royalty-free license to use the IP Collateral, including, without limitation, the right to sublicense the IP Collateral and to receive the royalties therefrom.

SECTION 9. Secured Party As Attorney-In-Fact.

(a) Each Grantor hereby irrevocably makes, constitutes and appoints the Secured Party (and all officers, employees or agents designated by the Secured Party) as and for such Grantor’s true and lawful agent and attorney-in-fact, effective following the occurrence of any Event of Default, and in such capacity the Secured Party shall have the right, with power of substitution for such Grantor and in such Grantor’s name or otherwise, for the use and benefit of the Secured Party:

(i) To supplement and amend from time to time EXHIBITS A, B and C of this Agreement to include any newly developed, applied for, registered, or acquired IP Collateral of any Grantor and any intent-to-use Trademark applications for which a statement of use or an amendment to allege use has been filed and accepted by the PTO.

(ii) To exercise any of the rights and powers referenced herein.

(iii) To execute all such instruments, documents, and papers as the Secured Party reasonably determines to be necessary or desirable in connection with the exercise of such rights and remedies and to cause the sale, license, assignment, transfer, or other disposition of the IP Collateral, subject to those restrictions to which a Grantor is subject under applicable law and by contract.

(b) The power of attorney granted herein, being coupled with an interest, shall be irrevocable until this Agreement is terminated in writing by a duly authorized officer of the Secured Party.

(c) The Secured Party shall not be obligated to do any of the acts or to exercise any of the powers authorized by SECTION 9(a), but if the Secured Party elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power.

SECTION 10. Intent.  This Agreement is being executed and delivered by the Grantors for the purpose of registering and confirming the grant of the security interest of the Secured Party in the IP Collateral with the PTO and the Copyright Office.  It is intended that the security interest granted pursuant to this Agreement is granted as a supplement to, and not in limitation of, the security interest granted to the Secured Party under the Security Agreement.  All provisions of the Security Agreement (including, without limitation, the rights, remedies, powers, privileges and discretions of the Secured Party thereunder) shall apply to the IP Collateral.  In the event of a conflict between this Agreement and the Security Agreement, the terms of this Agreement shall control with respect to the IP Collateral and the terms of the Security Agreement shall control with respect to all other Collateral.

SECTION 11. Further Assurances.  Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further documents, financing statements, agreements and instruments and take all such further actions as the Secured Party may from time to time reasonably request to better assure, preserve, protect and perfect the security interest in the IP Collateral granted pursuant to this Agreement and the rights and remedies created hereby or the validity or priority of such security interest, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the security interest and the filing of any financing statements or other documents in connection herewith or therewith.

SECTION 12. Indemnity.  Each Grantor agrees to defend, indemnify and hold harmless the Secured Party and its officers, employees, and agents against:  (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by the Secured Party as a result of or in any way arising out of, following or consequential to transactions between the Secured Party and any Grantor, whether under this Agreement or otherwise (including, without limitation, reasonable attorneys’ fees and expenses).

SECTION 13. [Omitted]

SECTION 14.            Additional Grantors.  Pursuant to Section 6.12 of the Security Agreement, any subsidiary of any Grantor that was not in existence or not a subsidiary on the date of the Security Agreement is required to become a party to this Agreement.  Such subsidiary shall become a party hereunder, and grant security interests in its assets in favor of the Secured Party, with the same force and effect as if originally named herein.  The rights and obligations of the Grantors hereunder shall remain in full force and effect notwithstanding the addition of any new subsidiaries as a party to this Agreement.

SECTION 15. Notices. All notices and other communications provided for hereunder shall be made in accordance with the notice provisions set forth in the Security Agreement.

SECTION 16. Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by the Grantors.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the parties and their permitted successors and assigns.

SECTION 17. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflicts of laws thereof.  Each Grantor consents to the jurisdiction of the Superior Courts of the State of New Jersey sitting in Union County, New Jersey and the U.S. District Court for the District of New Jersey sitting in Newark, New Jersey in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.  Each Grantor hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

SECTION 18. JURY TRIAL. AS A MATERIAL INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THE SECURITIES PURCHASE AGREEMENT, DEBENTURE AND OTHER TRANSACTION DOCUMENTS, EACH GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

SECTION 19. Severability. If any provision of this Agreement is, for any reason, deemed to be invalid or unenforceable, the remaining provisions of this Agreement will nevertheless be valid and enforceable and will remain in full force and effect.  Any provision of this Agreement that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

SECTION 20. Amendment and Waiver. This Agreement may be amended, or any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.  The Secured Party’s failure to exercise any right, remedy or option under this Agreement or other agreement between the Secured Party and any Grantor or delay by the Secured Party in exercising the same will not operate as a waiver.  No waiver by the Secured Party shall affect its right to require strict performance of this Agreement.

SECTION 21. Liability of Grantor. Notwithstanding any provision herein, the Grantors, and each of them, are and shall be jointly and severally liable for any and all Obligations (whether any such Obligation is specified as an obligation of the Grantors or of any of them).

SECTION 22. Entire Agreement. This Agreement and the other documents or agreements delivered in connection herewith set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

SECTION 23. Counterparts. This Agreement may be executed and delivered by exchange of facsimile signatures of the Secured Party and the Grantors, and those signatures need not be affixed to the same copy.  This Agreement may be executed in any number of counterparts.

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IN WITNESS WHEREOF, the parties hereto have executed this Intellectual Property Security Agreement as of the date first above written.

INTELLICELL BIOSCIENCES, INC., a Nevada corporation

By:	/s/
Name
Title

STATE OF _______________

_______________, ss.

On this date, February ___, 2014, before me, the undersigned notary public, personally appeared ________________________, ______________________ of Intellicell Biosciences, Inc., a Nevada corporation, proved to me through satisfactory evidence of identification, which was _______________ to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (s)he signed it voluntarily for its stated purpose.

Notary Public
My commission expires:

INTELLICELL BIOSCIENCES, INC., a New York corporation

By:	/s/
Name
Title

STATE OF _______________

_______________, ss.

On this date, February ___, 2014, before me, the undersigned notary public, personally appeared ________________________, ______________________ of Intellicell Biosciences, Inc., a New York corporation, proved to me through satisfactory evidence of identification, which was _______________ to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (s)he signed it voluntarily for its stated purpose.

Notary Public
My commission expires:

ICBS RESEARCH CORP., a New York corporation

By:	/s/
Name
Title

STATE OF _______________

_______________, ss.

On this date, February ___, 2014, before me, the undersigned notary public, personally appeared ________________________, ______________________ of ICBS Research Corp., a New York corporation, proved to me through satisfactory evidence of identification, which was _______________ to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (s)he signed it voluntarily for its stated purpose.

Notary Public
My commission expires:

TECH-STEM, INC., a New York corporation

By:	/s/
Name
Title

STATE OF _______________

_______________, ss.

On this date, February ___, 2014, before me, the undersigned notary public, personally appeared ________________________, ______________________ of Tech-Stem, Inc., a New York corporation, proved to me through satisfactory evidence of identification, which was _______________ to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (s)he signed it voluntarily for its stated purpose.

Notary Public
My commission expires:

YA GLOBAL MASTER SPV, LTD.
By: Yorkville Advisors Global, LLC,
Its: Investment Manager

By:	/s/
Name
Title

EXHIBIT A

List of Copyrights and Copyright Licenses

Copyrights

NONE

Copyright Licenses

NONE

EXHIBIT B

List of Patents and Patent Licenses

Country	Patent Application No. Patent No.	Filing Date Issue Date	Owner
ULTRASONIC CAVITATION DERIVED STROMAL OR MESENCHYMAL VASCULAR EXTRACTS AND CELLS DERIVED THEREFROM OBTAINED FROM ADIPOSE TISSUE AND USE THEREOF
US	8,440,440	12-Dec-2011	Intellicell Biosciences, Inc. (NY corporation)
US-CON	13/745,367	1-Jan-2013	Intellicell Biosciences, Inc. (NY corporation)
PCT	PCT/US11/64464	12-Dec-2011	Intellicell Biosciences, Inc. (NY corporation)
AU	2011352928	12-Dec-2011	Intellicell Biosciences, Inc. (NY corporation)
CA	2823123	12-Dec-2011	Intellicell Biosciences, Inc. (NY corporation)
CN	201180068607.8	12-Dec-2011	Intellicell Biosciences, Inc. (NY corporation)
EPO	11854049.1	12-Dec-2011	Intellicell Biosciences, Inc. (NY corporation)
KR	10-2013-7020022	12-Dec-2011	Intellicell Biosciences, Inc. (NY corporation)
NZ	612801	12-Dec-2011	Intellicell Biosciences, Inc. (NY corporation)
TH	1301003638	12-Dec-2011	Intellicell Biosciences, Inc. (NY corporation)
HK	201180068607.8	12-Dec-2011	Intellicell Biosciences, Inc. (NY corporation)
ISOLATION OF STROMAL VASCULAR FRACTION FROM NON-LIVING ADIPOSE TISSUE USING ULTRASONIC CAVITATION
PRO	61/674,116	20-Jul-2012	Intellicell Biosciences, Inc. (NY corporation)
PRO	61/721,917	02-Nov-2012	Intellicell Biosciences, Inc. (NY corporation)
PCT	PCT/US13/51238	19-Jul-2013	Intellicell Biosciences, Inc. (NY corporation)
METHOD OF HARVESTING SVF FROM VARIOUS TISSUES USING INDIRECT ULTRASONIC CAVITATION
PRO	61/773,482	06-Mar-2013	Intellicell Biosciences, Inc. (NY corporation)
PRO	61/793,934	15-Mar-2013	Intellicell Biosciences, Inc. (NY corporation)
ISOLATION OF SVF FROM ADIPOSE TISSUE OBTAINED USING HOMOGENIZATION WITH BEADS
PRO	61/693,982	28-Aug-2012	Intellicell Biosciences, Inc. (NY corporation)
PCT	PCT/US13/57007	28-Aug-2013	Intellicell Biosciences, Inc. (NY corporation)
ALLOGENEIC STORMAL VASCULAR FRACTION TRANSPLANTATION BY BLOOD TYPE MATCHING
PRO	61/784,173	14-Mar-2013	Intellicell Biosciences, Inc. (NY corporation)
NO PATENT LICENSES.

EXHIBIT C

List of Trademarks and Trademark Licenses

Trademarks

Registered Owner of Trademark or Service Mark	Trademark or Service Mark	Country	Registration or Application Number	Registration or Application Date
Intellicell Biosciences, Inc., a New York corporation	Intellicell Biosciences	USA	4463026	1/7/2014
Intellicell Biosciences, Inc.	IntelliCell	USA	4481456	2/11/2014
Intellicell Biosciences, Inc.	IntelliCell	USA	86104962	10/29/2013
Steven Victor	IntelliCell	USA	85546455	2/17/2012

Trademark Licenses

NONE